Exhibit 99.1

Alcoa Corporation Reports First Quarter 2024 Results

PITTSBURGH--(BUSINESS WIRE)--April 17, 2024--Alcoa Corporation (NYSE: AA) today reported results for the first quarter 2024, a period that included the announced acquisition of Alumina Limited and continued action on near-term improvements.

Financial Results and Highlights

M, except per share amounts	1Q24	4Q23	1Q23
Revenue	$2,599	$2,595	$2,670
Net loss attributable to Alcoa Corporation	$(252)	$(150)	$(231)
Loss per share attributable to Alcoa Corporation	$(1.41)	$(0.84)	$(1.30)
Adjusted net loss	$(145)	$(100)	$(41)
Adjusted loss per share	$(0.81)	$(0.56)	$(0.23)
Adjusted EBITDA excluding special items	$132	$89	$240
•
Entered into binding agreement to acquire Alumina Limited in all-stock transaction
•
Initiated process for the potential sale of the San Ciprián complex
•
Completed restart of one potline at Warrick Operations
•
Announced curtailment of Kwinana refinery in Australia to be completed in the second quarter 2024
•
Implemented productivity and competitiveness program
•
Paid quarterly cash dividend of $0.10 per share of common stock, totaling $19 million
•
Finished the first quarter 2024 with cash balance of $1.4 billion, includes $737 million in net proceeds from March 2024 green bond issuance

“In the first quarter of 2024, we finalized the terms of our acquisition of Alumina Limited, which will bring strategic, operational, and financial flexibility,” said Alcoa President and CEO William F. Oplinger. “Raw material prices and markets are improving, and we are implementing near-term improvements to further strengthen Alcoa for the future.”

First Quarter 2024 Results

•
Production: Alumina production decreased 4 percent sequentially to 2.67 million metric tons on lower production from the Australia refineries. In Aluminum, Alcoa produced 542,000 metric tons, consistent with the fourth quarter’s strong output.
•
Shipments: In the Alumina segment, third-party shipments of alumina increased 6 percent sequentially primarily due to increased trading. In Aluminum, total shipments decreased 1 percent sequentially.
•
Revenue: The Company’s total third-party revenue of $2.6 billion was consistent with the prior quarter. In the Alumina segment, third-party revenue increased 6 percent due to the higher average realized third-party price for alumina and higher shipments. In the Aluminum segment, third-party revenue decreased 3 percent due to the lower average realized third-party price for aluminum, driven by the unfavorable sequential impact of the Alumar smelter restart hedge program which ended in December 2023 and timing of shipments.
•
Net loss attributable to Alcoa Corporation was $252 million, or $1.41 per share. Sequentially, the results reflect lower average realized third-party prices for aluminum and higher production costs, partially offset by lower energy and raw material costs. Additionally, the results include a charge of $197 million related to the curtailment of the Kwinana refinery, and reflect the non-recurrence of a charge to tax expense of $152 million to record a valuation allowance on Alcoa World Alumina Brasil Ltda. (AWAB) deferred tax assets in the fourth quarter 2023.
•
Adjusted net loss was $145 million, or $0.81 per share, excluding the impact from net special items of $107 million. Notable special items include $197 million related to the curtailment of the Kwinana refinery discussed above, partially offset by tax and noncontrolling interest impacts of $117 million.
•
Adjusted EBITDA excluding special items was $132 million, a sequential increase of $43 million primarily due to lower energy and raw material costs, partially offset by lower average realized third-party price for aluminum and higher production costs.

Production costs increased primarily due to the non-recurrence of the full year benefit of $36 million for the credit related to Section 45X of the Inflation Reduction Act recorded in the fourth quarter 2023.

•
Cash: Alcoa ended the quarter with a cash balance of $1.4 billion. Cash used for operations was $223 million. Cash provided from financing activities was $754 million primarily related to the net proceeds from the debt issuance of $737 million. Cash used for investing activities was $117 million primarily related to capital expenditures of $101 million.
•
Working capital: For the first quarter, Receivables from customers of $0.9 billion, Inventories of $2.0 billion and Accounts payable, trade of $1.6 billion comprised DWC working capital. Alcoa reported 47 days working capital, a sequential increase of eight days. The increase is primarily due to typical first quarter increase in accounts receivable and a decrease in accounts payable.

Key Actions

Strategic

•
Alumina Limited: On March 11, 2024, Alcoa announced that it entered into a binding Scheme Implementation Deed with Alumina Limited (ASX: AWC), under which Alcoa will acquire Alumina Limited in an all-scrip, or all-stock, transaction. The acquisition of Alumina Limited will enhance Alcoa’s position as a leading pure play, upstream aluminum company globally, while simplifying the Company’s corporate structure and governance, resulting in greater operational flexibility and strategic optionality.

Operational

•
San Ciprián complex: During the first quarter of 2024, Alcoa completed the restart of approximately 6 percent of pots at the smelter in compliance with the February 2023 updated viability agreement. Although both energy and API prices improved during the quarter, the improvements are insufficient for the long-term viability of the complex for Alcoa. Additionally, near-term government support remains unlikely. While continuing to optimize the smelter and refinery operations and preserve cash, and as part of Alcoa's efforts to find a long-term solution for the complex, Alcoa initiated a process for the potential sale of the complex during the first quarter of 2024 and anticipates completing the bid process by June 2024.
•
Warrick Operations: During the first quarter 2024, the Company completed the restart of one potline (54,000 mtpy) that was curtailed in July 2022.
•
Kwinana refinery: On January 8, 2024, the Company announced the decision to curtail the Kwinana refinery in Australia to be completed in the second quarter of 2024.

Financial

•
Green bond issuance: On March 21, 2024, the Company closed an offering of $750 million aggregate principal amount of 7.125 percent senior notes due in 2031. This was the Company’s first notes issuance under its new Green Finance Framework, which prioritizes climate change mitigation expenditures related to circular or low carbon products, pollution prevention technologies, renewable energy, and water management. Net proceeds from the issuance, which can be allocated to qualifying expenditures on a two year look back and three year look forward, are expected to cover expenses associated with both new and existing decarbonization and water management projects, research and development, renewable energy, and the production of low carbon alumina and aluminum products. The Company does not expect to allocate part of the net proceeds to significant capital investments in breakthrough technologies as those are not expected to occur in the remainder of this decade.
•
Productivity and competitiveness program: In January 2024, the Company initiated a productivity and competitiveness program across its global operations and functions. The program is part of the Company’s objective to improve overall competitiveness and profitability and includes a target to save approximately 5 percent of operating costs, exclusive of raw materials, energy and transportation costs, which are already under active management and cost control programs. Total savings are expected to approximate $100 million on a run rate basis and to be achieved by the first quarter of 2025.

2024 Outlook

The following outlook does not include reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa expects 2024 total Alumina segment production and shipments to remain unchanged from the prior projection, ranging between 9.8 and 10.0 million metric tons, and between 12.7 and 12.9 million metric tons, respectively. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts due to the curtailment of the Kwinana refinery.

Alcoa expects 2024 total Aluminum segment production and shipments to remain unchanged from the prior projection, ranging between 2.2 and 2.3 million metric tons, and between 2.5 and 2.6 million metric tons, respectively.

Within second quarter 2024 Alumina Segment Adjusted EBITDA, the Company expects sequential unfavorable impacts of $20 million related to higher seasonal maintenance and other mining costs for the Australia operations.

Within second quarter 2024 Aluminum Segment Adjusted EBITDA, the Company expects favorable raw material prices and production costs to be fully offset by higher energy costs. Alumina costs in the Aluminum segment are expected to be unfavorable by $15 million sequentially.

Alcoa expects Interest expense to approximate $145 million for the year, an increase from the prior projection as a result of the green bond issuance.

Other expenses for the first quarter of 2024 included unfavorable impacts of approximately $20 million related to foreign currency losses that may not recur.

Based on current alumina and aluminum market conditions, Alcoa expects second quarter operational tax expense to approximate $40 million to $50 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) on Wednesday, April 17, 2024, to present first quarter 2024 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on April 17, 2024. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Forward-Looking Statements

This news release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "aims," "ambition," "anticipates," "believes," "could," "develop," "endeavors," "estimates," "expects," "forecasts," "goal," "intends," "may," "outlook," "potential," "plans," "projects," "reach," "seeks," "sees," "should," "strive," "targets," "will," "working," "would," or other words of similar meaning. All statements by Alcoa Corporation ("Alcoa") that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the proposed transaction; the ability of the parties to complete the proposed transaction; the expected benefits of the proposed transaction, the competitive ability and position following completion of the proposed transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa's perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (1) the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; (2) the prohibition or delay of the consummation of the proposed transaction by a governmental entity; (3) the risk that the proposed transaction may not be completed in the expected time frame or at all; (4) unexpected costs, charges or expenses resulting from the proposed transaction; (5) uncertainty of the expected financial performance following completion of the proposed transaction; (6) failure to realize the anticipated benefits of the proposed transaction; (7) the occurrence of any event that could give rise to termination of the proposed transaction; (8) potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (9) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (10) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to LME or other commodities; (11) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (12) competitive and complex conditions in global markets; (13) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (14) rising energy costs and interruptions or uncertainty in energy supplies; (15) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (16) our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (17) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (18) economic, political, and social conditions, including the impact of trade policies and adverse industry publicity; (19) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (20) changes in tax laws or exposure to additional tax liabilities; (21) global competition within and beyond the aluminum industry; (22) our ability to obtain or maintain adequate insurance coverage; (23) disruptions in the global economy caused by ongoing regional conflicts; (24) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (25) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (26) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (27) claims, costs and liabilities related to health, safety, and environmental laws, regulations, and other requirements, in the jurisdictions in which we operate; (28) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (29) our ability to fund capital expenditures; (30) deterioration in our credit profile or increases in interest rates; (31) restrictions on our current and future operations due to our indebtedness; (32) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (33) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (34) labor market conditions, union disputes and other employee relations issues; (35) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (36) the other risk factors discussed in Part I Item 1A of Alcoa's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Additional Information and Where to Find It

This news release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the proposed transaction. In connection with the proposed transaction, Alcoa plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Alcoa may file with the SEC and send to its stockholders in connection with the proposed transaction. The issuance of the stock consideration in the proposed transaction will be submitted to Alcoa’s stockholders for their consideration. The Proxy Statement will contain important information about Alcoa, the proposed transaction and related matters. Before making any voting decision, Alcoa’s stockholders should read all relevant documents filed or to be filed with the SEC completely and in their entirety, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Alcoa and the proposed transaction. Alcoa’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Alcoa, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by Alcoa with the SEC may be obtained, without charge, by contacting Alcoa through its website at https://investors.alcoa.com/.

Participants in the Solicitation

Alcoa, its directors, executive officers and other persons related to Alcoa may be deemed to be participants in the solicitation of proxies from Alcoa’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of Alcoa and their ownership of common stock of Alcoa is set forth in the section entitled “Information about our Executive Officers” included in Alcoa’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 21, 2024 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1675149/000095017024018069/aa-20231231.htm), and in the sections entitled “Director Nominees” and “Stock Ownership of Directors and Executive Officers” included in its proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 19, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1675149/000119312524071354/d207257ddef14a.htm). Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Non-GAAP Financial Measures

This release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Sales	$2,599	$2,595	$2,670

Cost of goods sold (exclusive of expenses below)	2,404	2,425	2,404
Selling, general administrative, and other expenses	60	64	54
Research and development expenses	11	14	10
Provision for depreciation, depletion, and amortization	161	163	153
Restructuring and other charges, net	202	(11)	149
Interest expense	27	28	26
Other expenses (income), net	59	(11)	54
Total costs and expenses	2,924	2,672	2,850

Loss before income taxes	(325)	(77)	(180)
(Benefit from) provision for income taxes	(18)	150	52

Net loss	(307)	(227)	(232)

Less: Net loss attributable to noncontrolling interest	(55)	(77)	(1)

NET LOSS ATTRIBUTABLE TO ALCOA CORPORATION	$(252)	$(150)	$(231)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS:
Basic:
Net loss	$(1.41)	$(0.84)	$(1.30)
Average number of shares	179,285,359	178,466,610	178,012,784

Diluted:
Net loss	$(1.41)	$(0.84)	$(1.30)
Average number of shares	179,285,359	178,466,610	178,012,784

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,358	$944
Receivables from customers	869	656
Other receivables	132	152
Inventories	2,048	2,158
Fair value of derivative instruments	22	29
Prepaid expenses and other current assets(1)	452	466
Total current assets	4,881	4,405
Properties, plants, and equipment	19,959	20,381
Less: accumulated depreciation, depletion, and amortization	13,382	13,596
Properties, plants, and equipment, net	6,577	6,785
Investments	969	979
Deferred income taxes	295	333
Fair value of derivative instruments	1	3
Other noncurrent assets(2)	1,605	1,650
Total assets	$14,328	$14,155
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,586	$1,714
Accrued compensation and retirement costs	331	357
Taxes, including income taxes	94	88
Fair value of derivative instruments	205	214
Other current liabilities	746	578
Long-term debt due within one year	79	79
Total current liabilities	3,041	3,030
Long-term debt, less amount due within one year	2,469	1,732
Accrued pension benefits	267	278
Accrued other postretirement benefits	437	443
Asset retirement obligations	718	772
Environmental remediation	197	202
Fair value of derivative instruments	925	1,092
Noncurrent income taxes	134	193
Other noncurrent liabilities and deferred credits	606	568
Total liabilities	8,794	8,310
EQUITY
Alcoa Corporation shareholders’ equity:
Common stock	2	2
Additional capital	9,184	9,187
Accumulated deficit	(1,564)	(1,293)
Accumulated other comprehensive loss	(3,628)	(3,645)
Total Alcoa Corporation shareholders’ equity	3,994	4,251
Noncontrolling interest	1,540	1,594
Total equity	5,534	5,845
Total liabilities and equity	$14,328	$14,155

(1)
This line item includes $31 and $32 of current restricted cash at March 31, 2024 and December 31, 2023, respectively.
(2)
This line item includes $66 and $71 of noncurrent restricted cash at March 31, 2024 and December 31, 2023, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Three Months Ended March 31,
	2024	2023
CASH FROM OPERATIONS
Net loss	$(307)	$(232)
Adjustments to reconcile net loss to cash from operations:
Depreciation, depletion, and amortization	161	153
Deferred income taxes	(63)	(24)
Equity loss, net of dividends	23	93
Restructuring and other charges, net	202	149
Net loss from investing activities – asset sales	11	18
Net periodic pension benefit cost	3	1
Stock-based compensation	10	10
Loss (gain) on mark-to-market derivative financial contracts	2	(18)
Other	20	48
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
(Increase) decrease in receivables	(212)	40
Decrease in inventories	71	17
(Increase) decrease in prepaid expenses and other current assets	(6)	4
Decrease in accounts payable, trade	(98)	(273)
Decrease in accrued expenses	(22)	(45)
Increase (decrease) in taxes, including income taxes	18	(13)
Pension contributions	(6)	(4)
Decrease (increase) in noncurrent assets	9	(29)
Decrease in noncurrent liabilities	(39)	(58)
CASH USED FOR OPERATIONS	(223)	(163)

FINANCING ACTIVITIES
Additions to debt	965	25
Payments on debt	(221)	(1)
Proceeds from the exercise of employee stock options	—	1
Dividends paid on Alcoa common stock	(19)	(18)
Payments related to tax withholding on stock-based compensation awards	(15)	(34)
Financial contributions for the divestiture of businesses	(7)	(14)
Contributions from noncontrolling interest	61	86
Distributions to noncontrolling interest	(6)	(6)
Other	(4)	1
CASH PROVIDED FROM FINANCING ACTIVITIES	754	40

INVESTING ACTIVITIES
Capital expenditures	(101)	(83)
Proceeds from the sale of assets	1	1
Additions to investments	(17)	(20)
CASH USED FOR INVESTING ACTIVITIES	(117)	(102)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(6)	2
Net change in cash and cash equivalents and restricted cash	408	(223)
Cash and cash equivalents and restricted cash at beginning of year	1,047	1,474
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,455	$1,251

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q23	2Q23	3Q23	4Q23	2023	1Q24
Alumina:
Bauxite production (mdmt)	9.9	10.0	10.7	10.4	41.0	10.1
Third-party bauxite shipments (mdmt)	1.9	1.8	1.9	2.0	7.6	1.0
Alumina production (kmt)	2,755	2,559	2,805	2,789	10,908	2,670
Third-party alumina shipments (kmt)	1,929	2,136	2,374	2,259	8,698	2,397
Intersegment alumina shipments (kmt)	1,039	944	966	1,176	4,125	943
Average realized third-party price per metric ton of alumina	$371	$363	$354	$344	$358	$372
Third-party bauxite sales	$136	$113	$111	$124	$484	$64
Third-party alumina sales	$721	$781	$846	$781	$3,129	$897
Intersegment alumina sales	$421	$397	$381	$449	$1,648	$395
Segment Adjusted EBITDA(1)	$103	$33	$53	$84	$273	$139
Depreciation and amortization	$77	$80	$89	$87	$333	$87
Equity loss	$(17)	$(11)	$(9)	$(11)	$(48)	$(11)

Aluminum:
Aluminum production (kmt)	518	523	532	541	2,114	542
Total aluminum shipments (kmt)	600	623	630	638	2,491	634
Average realized third-party price per metric ton of aluminum	$3,079	$2,924	$2,647	$2,678	$2,828	$2,620
Third-party sales	$1,810	$1,788	$1,644	$1,683	$6,925	$1,638
Intersegment sales	$3	$4	$4	$4	$15	$4
Segment Adjusted EBITDA(1)	$184	$110	$79	$88	$461	$50
Depreciation and amortization	$70	$68	$69	$70	$277	$68
Equity (loss) income	$(57)	$(16)	$(15)	$(18)	$(106)	$2

Reconciliation of total segment Adjusted EBITDA to consolidated net loss attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(1)	$287	$143	$132	$172	$734	$189
Unallocated amounts:
Transformation(2)	(8)	(17)	(29)	(26)	(80)	(14)
Intersegment eliminations	(8)	31	(4)	(12)	7	(8)
Corporate expenses(3)	(30)	(24)	(33)	(46)	(133)	(34)
Provision for depreciation, depletion, and amortization	(153)	(153)	(163)	(163)	(632)	(161)
Restructuring and other charges, net	(149)	(24)	(22)	11	(184)	(202)
Interest expense	(26)	(27)	(26)	(28)	(107)	(27)
Other (expenses) income, net	(54)	(6)	(85)	11	(134)	(59)
Other(4)	(39)	(22)	2	4	(55)	(9)
Consolidated loss before income taxes	(180)	(99)	(228)	(77)	(584)	(325)
(Provision for) benefit from income taxes	(52)	(22)	35	(150)	(189)	18
Net loss attributable to noncontrolling interest	1	19	25	77	122	55
Consolidated net loss attributable to Alcoa Corporation	$(231)	$(102)	$(168)	$(150)	$(651)	$(252)

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(2)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(3)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(4)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	(Loss) Income			Diluted EPS(4)
	Quarter ended			Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023	March 31, 2024	December 31, 2023	March 31, 2023
Net loss attributable to Alcoa Corporation	$(252)	$(150)	$(231)	$(1.41)	$(0.84)	$(1.30)

Special items:
Restructuring and other charges, net	202	(11)	149
Other special items(1)	22	(2)	25
Discrete and other tax items impacts(2)	—	102	2
Tax impact on special items(3)	(60)	1	6
Noncontrolling interest impact(3)	(57)	(40)	8
Subtotal	107	50	190

Net loss attributable to Alcoa Corporation – as adjusted	$(145)	$(100)	$(41)	$(0.81)	$(0.56)	$(0.23)

Net loss attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net loss attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net loss attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended March 31, 2024, an adjustment to the gain on sale of the Warrick Rolling Mill in Evansville, Indiana for additional site separation costs ($11), a net unfavorable change in mark-to-market energy derivative instruments ($4), external costs related to portfolio actions ($4), costs related to the restart process at the Warrick Operations site in Indiana ($3), costs related to the restart process at the San Ciprián, Spain smelter ($2), and a net benefit for other special items ($2);
•
for the quarter ended December 31, 2023, a net favorable change in mark-to-market energy derivative instruments ($7), costs related to the restart process at the Warrick Operations site ($3), and net charges for other special items ($2); and,
•
for the quarter ended March 31, 2023, a net favorable change in mark-to-market energy derivative instruments ($23), costs related to the restart process at the Alumar, Brazil smelter ($19), an adjustment to the gain on sale of the Warrick Rolling Mill for additional site separation costs ($17), costs related to the closure of the Intalco, Washington smelter ($16), and a net benefit for other special items ($4).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended December 31, 2023, a charge to record a valuation allowance on AWAB's deferred tax assets due to cumulative losses ($104) and a net benefit for other discrete tax items ($2); and,
•
for the quarter ended March 31, 2023, net charge for discrete tax items ($2).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) In any period with a Net loss attributable to Alcoa Corporation (GAAP or as adjusted), the average number of shares applicable to diluted earnings per share exclude certain share equivalents as their effect is anti-dilutive.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023

Net loss attributable to Alcoa Corporation	$(252)	$(150)	$(231)

Add:
Net loss attributable to noncontrolling interest	(55)	(77)	(1)
(Benefit from) provision for income taxes	(18)	150	52
Other expenses (income), net	59	(11)	54
Interest expense	27	28	26
Restructuring and other charges, net	202	(11)	149
Provision for depreciation, depletion, and amortization	161	163	153

Adjusted EBITDA	124	92	202

Special items(1)	8	(3)	38

Adjusted EBITDA, excluding special items	$132	$89	$240

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended March 31, 2024, external costs related to portfolio actions ($4), costs related to the restart process at the Warrick Operations site in Indiana ($3), costs related to the restart process at the San Ciprián, Spain smelter ($2), and a benefit for other special items ($1);
•
for the quarter ended December 31, 2023, the mark-to-market contracts associated with the Portland smelter generated losses ($9) in Other expenses (income), net which economically increase the cost of power recorded in Cost of goods sold. This non-GAAP reclass presents the total cost of power within Cost of goods sold. This was partially offset by costs related to the restart process at the Warrick Operations site ($3) and net charges for other special items ($3); and,
•
for the quarter ended March 31, 2023, costs related to the restart process at the Alumar, Brazil smelter ($19), costs related to the closure of the Intalco, Washington smelter ($16), and net cost of power associated with the Portland smelter ($3).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023
Cash (used for) provided from operations	$(223)	$198	$(163)

Capital expenditures	(101)	(188)	(83)

Free cash flow	$(324)	$10	$(246)

Free Cash Flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt	March 31, 2024	December 31, 2023
Short-term borrowings	$52	$56
Long-term debt due within one year	79	79
Long-term debt, less amount due within one year	2,469	1,732
Total debt	2,600	1,867

Less: Cash and cash equivalents	1,358	944

Net debt	$1,242	$923

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted Net Debt and Proportional Adjusted Net Debt

	March 31, 2024			December 31, 2023
	Consolidated	NCI	Alcoa Proportional	Consolidated	NCI	Alcoa Proportional
Short-term borrowings	$52	$—	$52	$56	$—	$56
Long-term debt due within one year	79	31	48	79	31	48
Long-term debt, less amount due within one year	2,469	—	2,469	1,732	—	1,732
Total debt	2,600	31	2,569	1,867	31	1,836

Less: Cash and cash equivalents	1,358	142	1,216	944	141	803

Net debt (net cash)	1,242	(111)	1,353	923	(110)	1,033

Plus: Net pension / OPEB liability	637	17	620	657	17	640

Adjusted net debt (net cash)	$1,879	$(94)	$1,973	$1,580	$(93)	$1,673

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Adjusted net debt and proportional adjusted net debt are also non-GAAP financial measures. Management believes that these additional measures are meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability, net of the portion of those items attributable to noncontrolling interest (NCI).

DWC Working Capital and Days Working Capital

	Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023
Receivables from customers	$869	$656	$753

Add: Inventories	2,048	2,158	2,395

Less: Accounts payable, trade	(1,586)	(1,714)	(1,489)

DWC working capital	$1,331	$1,100	$1,659

Sales	$2,599	$2,595	$2,670

Number of days in the quarter	91	92	90

Days working capital(1)	47	39	56

DWC working capital and Days working capital are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact: James Dwyer +1 412 992 5450 James.Dwyer@alcoa.com

Media Contact: Jim Beck +1 412 315 2909 James.Beck@alcoa.com